Exhibit 99.1

Acacia Research Corporation Reports Fourth Quarter and Year End 2024 Financial Results
Consolidated Revenue of $48.8 million for the Quarter, and $122.3 million for the Year
GAAP Net Income (Loss) of $(13.4) million for the Quarter, and $(36.1) million for the Year
GAAP Diluted EPS of $(0.14) for the Quarter, and $(0.36) for the Year
Adjusted Net Income (Loss)1 of $(6.8) million for the Quarter, and $14.2 million for the Year
Adjusted Diluted EPS1 of $(0.07) for the Quarter, and $0.14 for the Year
Total Company Adjusted EBITDA1 of $4.9 million for the Quarter, and $17.0 million for the Year
Operated Segment Adjusted EBITDA1 of $9.6 million for the Quarter, and $35.7 million for the Year
New York, NY, March 13, 2025 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”), which acquires and operates businesses across the industrial, energy, and technology sectors, today reported financial results for the three months and full year ended December 31, 2024. The Company also posted its fourth quarter 2024 earnings presentation on its website at www.acaciaresearch.com under Events & Presentations.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “2024 was a transformational year for Acacia. We continued executing our strategy of acquiring and building businesses with stable cash flow generation and scalability, specifically with two opportunistic acquisitions that we believe present attractive risk-adjusted return characteristics and that should create value for shareholders. We accomplished this while continuing to enhance our existing businesses and investments, and with a close eye on capital allocation.
In April, our majority-owned oil and gas subsidiary, Benchmark, completed the acquisition of the upstream production Revolution assets in Texas and Oklahoma. These assets present the attractive characteristics we look for in oil and gas acquisitions, including shallow decline, long-lived production profiles, a balanced hydrocarbon stream, rich in valuable natural gas liquids, and an opportunity to operationally improve production. Since closing the acquisition, the Benchmark team has fully integrated the acquired assets and has completed over 40 capital workover projects which have replenished our reserve base in an amount offsetting our production since we acquired the assets. Benchmark also established a robust, internally managed energy services business to more efficiently and cost-effectively service its assets and those of our working interest partners. The team is actively working to enhance the value of our assets, including those already producing oil and gas as well as upside potential in the Cherokee play and the Cleveland formation, which came with our most recent acquisition.
In October, we announced the acquisition of Deflecto, a leading specialty manufacturer of essential products serving the commercial transportation, HVAC and office markets. We have been working closely with the Deflecto management team and our Operating Partner, Clay Kiefaber, to integrate the business and implement our initial 100-day plan. We are enthusiastic about the optionality within this platform, including opportunities to accelerate organic growth, margin improvement, working capital efficiency, and strategic M&A.
Since closing these two acquisitions, we have been diligently and methodically integrating the businesses into our portfolio, driving operational improvements, capturing synergies, and successfully managing our rapidly growing
1 Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (EPS), Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA are non-GAAP financial measures. See below for reconciliations of Adjusted Net Income (Loss), Adjusted Diluted EPS, and Total Company Adjusted EBITDA to their most directly comparable GAAP financial measure. For the definition of these measures and a reconciliation of the components of Operated Segment Adjusted EBITDA to their most directly comparable GAAP financial measures, see the accompanying supplemental information section.

enterprise. We’re beginning to benefit from the positive impact of these two acquisitions and our long-term strategy in our fourth quarter and full-year results.
Following the completion of the Benchmark and Deflecto acquisitions, we have a healthy cash balance of $273.9 million at year end for future transactions. Finally, as part of our strategy to deploy excess cash to shareholders, and increase total shareholder returns over time while protecting our valuable tax attributes, we repurchased $20.0 million in Acacia shares during the year, the maximum authorized under our stock repurchase program.”
Key Highlights
•Revenue of $48.8 million and $122.3 million for the three months and year ended December 31, 2024, respectively.
•GAAP Net Income (Loss) of $(13.4) million, or $(0.14) GAAP Diluted EPS, for the fourth quarter and a GAAP Net Income (Loss) of $(36.1) million, or $(0.36) GAAP Diluted EPS, for the year ended December 31, 2024.
•Adjusted Net Income (Loss) of $(6.8) million, or $(0.07) Adjusted Diluted EPS, for the fourth quarter and an Adjusted Net Income (Loss) of $14.2 million, or $0.14 Adjusted Diluted EPS, for the year ended December 31, 2024.
•Operated Segment Adjusted EBITDA of $9.6 million and $35.7 million for the three months and year ended December 31, 2024, respectively.
•Total Company Adjusted EBITDA of $4.9 million and $17.0 million for the three months and year ended December 31, 2024, respectively.
•Completed $20.0 million share repurchase program as of December 31, 2024.
•Benchmark acquired certain upstream production assets from Revolution (the “Revolution Assets”) and related facilities on April 17, 2024, for $145.0 million.
•Acquired Deflecto on October 18, 2024, for $103.7 million.
The following table provides a breakdown of the Company’s total revenue for the three months and year ended December 31, 2024. For the purposes of financial reporting, Acacia's operations are broken out as follows: Energy Operations (Benchmark), Industrial Operations (Printronix), Intellectual Property Operations (Acacia Research Group), and Manufacturing Operations (Deflecto).

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2024	2024	2024	2024	2024
(In millions)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Energy Operations	$1.9	$14.2	$15.8	$17.3	$49.2
Industrial Operations	8.8	6.3	7.0	8.2	30.4
Manufacturing Operations	—	—	—	23.2	23.2
Intellectual Property Operations	13.6	5.3	0.5	0.1	19.5
Total Revenues	$24.3	$25.8	$23.3	$48.8	$122.3

The following table provides a reconciliation of consolidated net loss, the most directly comparable GAAP measure, to Total Company Adjusted EBITDA for the three months ended March 31, June 30, September 30, and December 31, 2024, and the year ended December 31, 2024.

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2024	2024	2024	2024	2024
	(In thousands)
	(Unaudited)
GAAP Net Loss	$(186)	$(8,446)	$(13,996)	$(13,429)	$(36,057)
Net (Loss) Income Attributable to Noncontrolling Interests	(3)	(383)	2,339	(594)	1,359
Income Tax (Benefit) Expense	(1,109)	(7,061)	5,497	(776)	(3,449)
Interest Expense	326	1,814	1,945	2,354	6,439
Interest Income and Other, Net	(5,095)	(4,833)	(3,967)	(3,085)	(16,980)
Loss (Gain) on Foreign Currency Exchange	68	134	(130)	298	370
Net Realized and Unrealized (Gain) / Loss on Derivatives	(171)	2,659	(8,034)	3,530	(2,016)
Net Realized and Unrealized (Gain) / Loss on Investments	(2,160)	4,744	4,074	(4,107)	2,551
Non-recurring Legacy Legal Expense	6,243	6,614	2,000	—	14,857
GAAP Operating Loss	$(2,087)	$(4,758)	$(10,272)	$(15,809)	$(32,926)
Depreciation, Depletion & Amortization	4,568	7,405	9,762	11,838	33,574
Stock-Based Compensation	858	891	781	2,265	4,795
Realized Hedge Gain	800	113	715	998	2,626
Transaction-Related Costs	—	222	320	5,512	6,054
Legacy Matter Costs	2,193	216	368	52	2,829
Total Company Adjusted EBITDA	$6,332	$4,089	$1,674	$4,856	$16,952
The following table provides the Adjusted EBITDA for each of the Company’s operating segments for the three months ended March 31, June 30, September 30, and December 31, 2024, and the year ended December 31, 2024.

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2024	2024	2024	2024	2024
	(In thousands)
	(Unaudited)
Energy Operations Adjusted EBITDA[2]	$1,378	$7,039	$8,442	$8,380	$25,239
Industrial Operations Adjusted EBITDA[2]	1,897	449	579	1,604	4,529
Manufacturing Operations Adjusted EBITDA	—	—	—	2,396	2,396
Operated Segment Adjusted EBITDA (excluding Intellectual Property Operations)	3,275	7,488	9,021	12,380	32,164
Intellectual Property Operations Adjusted EBITDA[2]	7,160	1,309	(2,139)	(2,749)	3,581
Operated Segment Adjusted EBITDA	10,435	8,797	6,882	9,631	35,745
Parent Costs[2]	(4,103)	(4,708)	(5,208)	(4,774)	(18,793)
Total Company Adjusted EBITDA	$6,332	$4,089	$1,674	$4,857	$16,952
2 Energy Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Intellectual Property Operations Adjusted EBITDA, and Parent Costs are non-GAAP financial measures. For the definitions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures, see the accompanying supplemental information section.

The following table provides a reconciliation of Net Income (Loss), the most directly comparable GAAP measure, to Adjusted Net Income (Loss) and Adjusted Diluted EPS for the three months ended March 31, June 30, September 30, and December 31, 2024 and the year ended December 31, 2024.

	Three Months Ended March 31,	Three Months Ended June 30,	Three Months Ended September 30,	Three Months Ended December 31,	Year Ended December 31,
	2024	2024	2024	2024	2024
	(In thousands)
	(Unaudited)
GAAP Net Loss	$(186)	$(8,446)	$(13,996)	$(13,429)	$(36,057)
Non-recurring Legacy Legal Expense	6,243	6,614	2,000	—	14,857
Legacy Matter Costs	2,193	216	368	52	2,829
Stock-Based Compensation	858	891	781	2,265	4,795
Transaction-Related Costs	—	163	235	5,509	5,907
Amortization of Acquired Intangibles	433	433	433	1,044	2,343
Unrealized Loss (Gain) on Securities	26,701	4,744	4,074	(4,107)	31,412
Unrealized Loss (Gain) on Hedges	317	2,038	(5,382)	3,329	302
Tax Effect of Adjustments	(8,100)	(8,024)	5,412	(1,509)	(12,221)
Adjusted Net Income (Loss)	28,459	(1,371)	(6,075)	(6,846)	14,167

GAAP Diluted EPS	$—	$(0.08)	$(0.14)	$(0.14)	$(0.36)
GAAP weighted average diluted shares	99,745,905	100,079,803	99,854,723	97,190,102	99,213,835
Adjusted Diluted EPS	$0.28	$(0.01)	$(0.06)	$(0.07)	$0.14
Adjusted diluted weighted average shares	100,390,881	100,079,803	99,854,723	97,190,102	100,042,279
Fourth Quarter 2024 Financial Summary:
•Total revenue of $48.8 million for the quarter.
◦Energy Operations revenue of $17.3 million, driven by the addition of the Revolution Assets acquired on April 17, 2024, as well as strong operational performance from the existing Benchmark assets.
◦Manufacturing Operations revenue of $23.2 million following the completion of the acquisition of Deflecto on October 18, 2024.
◦Industrial Operations revenue of $8.2 million, up $1.2 million from the prior quarter.
◦Intellectual Property Operations revenue of $0.1 million driven by lower licensing and settlement agreements during the quarter.
•GAAP Net Income (Loss) of $(13.4) million, or $(0.14) GAAP Diluted EPS.
•Adjusted Net Income (Loss) of $(6.8) million, or $(0.07) Adjusted Diluted EPS.
•Total Company Adjusted EBITDA of $4.9 million.
•Operated Segment Adjusted EBITDA of $9.6 million.
◦Energy Operations Adjusted EBITDA of $8.4 million, driven by the addition of the Revolution Assets acquired on April 17, 2024, as well as strong operational performance from the existing Benchmark assets.
◦Manufacturing Operations Adjusted EBITDA of $2.4 million following the completion of the acquisition of Deflecto on October 18, 2024.
◦Industrial Operations Adjusted EBITDA of $1.6 million, driven by operational improvements and cost rationalization efforts at Printronix.
◦Intellectual Property Operations Adjusted EBITDA loss of $(2.7) million, driven by lower licensing and settlement revenue.
Full-Year 2024 Financial Summary:
•Total revenue of $122.3 million for the year.
◦Energy Operations revenue of $49.2 million, driven by the addition of the Revolution Assets acquired on April 17, 2024, as well as a full year of strong operational performance from the existing Benchmark assets.
◦Manufacturing Operations revenue of $23.2 million following the completion of the acquisition of Deflecto on October 18, 2024.
◦Industrial Operations revenue of $30.4 million.
◦Intellectual Property Operations revenue of $19.5 million.
•GAAP Net Income (Loss) of $(36.1) million, or $(0.36) GAAP Diluted EPS.

•Adjusted Net Income (Loss) of $14.2 million, or $0.14 Adjusted Diluted EPS.
•Total Company Adjusted EBITDA of $17.0 million.
•Operated Segment Adjusted EBITDA of $35.7 million.
◦Energy Operations Adjusted EBITDA of $25.2 million, driven by the addition of the Revolution Assets acquired on April 17, 2024, as well as a full year of strong operational performance from the existing Benchmark assets.
◦Manufacturing Operations Adjusted EBITDA of $2.4 million following the completion of the acquisition of Deflecto on October 18, 2024.
◦Industrial Operations Adjusted EBITDA of $4.5 million, driven by operational improvements and cost rationalization efforts at Printronix.
◦Intellectual Property Operations adjusted EBITDA of $3.6 million.
Life Sciences Portfolio
Acacia has generated $564.1 million in proceeds from sales and royalties of its Life Sciences Portfolio, which was purchased for an aggregate price of $301.4 million in 2020. At December 31, 2024 Acacia’s remaining positions in its Life Sciences Portfolio represented $25.7 million in book value:
•Acacia holds interests in three private companies, valued at an aggregate of $25.7 million, net of non-controlling interests, including an approximately 26% interest in Viamet Pharmaceuticals, Inc., an approximately 18% interest in AMO Pharma, Ltd., and an approximately 4% interest in NovaBiotics Ltd. Values are based on cost or equity accounting.
Balance Sheet and Capital Structure
•Cash, cash equivalents, and equity investments measured at fair value totaled $297.0 million at December 31, 2024 compared to $403.2 million at December 31, 2023. The decrease in cash was primarily due to $60.0 million paid to acquire the Revolution Assets, $60.0 million paid to acquire Deflecto (net of cash acquired), $15.5 million of debt repayment on the Benchmark revolving credit facility since the acquisition of the Revolution assets, and approximately $20.0 million in repurchases of common stock during the year, offset by cash provided by operating activities.
•Equity securities without readily determinable fair value totaled $5.8 million at December 31, 2024, unchanged from December 31, 2023.
•Investment securities representing equity method investments totaled $19.9 million at December 31, 2024 (net of noncontrolling interests), unchanged from December 31, 2023. Acacia owns 64% of MalinJ1, which results in a 26% indirect ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•The Parent company’s total indebtedness was zero at December 31, 2024. On a consolidated basis, Acacia’s total indebtedness was $114.0 million, consisting of $66.5 million in non-recourse debt at Benchmark and $47.5 million in non-recourse debt at Deflecto as of December 31, 2024.
Book Value as of December 31, 2024
At December 31, 2024, Acacia’s book value (which includes noncontrolling interests) was $552.6 million and there were 96.0 million shares of common stock outstanding, for a book value per share of $5.75. This value is burdened by one-time expenses and other adjustments detailed in the above reconciliation from Net Loss to Adjusted Net Income (Loss).
Share Repurchase Program
On November 9, 2023, Acacia’s Board of Directors approved a stock repurchase program (the “Repurchase Program”) for up to $20.0 million. As of December 31, 2024, the Repurchase Program was fully completed.
Investor Conference Call
The Company will host a conference call today, March 13, 2025 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference the access code “847853.” The conference call will also be simultaneously webcast at https://www.webcaster4.com/Webcast/Page/2371/52130 and on the investor relations section of the Company’s website at http://

www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia (Nasdaq: ACTG) is a publicly traded company that is focused on acquiring and operating attractive businesses across the mature technology, energy, and industrial/manufacturing sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. All statements other than statements of historical fact are forward-looking statements and include statements related to estimates and projections with respect to, among other things, the Company’s anticipated financial condition, operating performance, the value of the Company’s assets, general economic and market conditions and other future circumstances and events. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target” and “will,” and similar words and expressions; however, the absence of these words does not mean that the statements are not forward-looking. While the Company believes its assumptions concerning future events are reasonable, a number of factors could cause actual results to differ materially and adversely from those expressed or implied in any forward-looking statements, including, but not limited to: the Company’s ability to successfully identify, diligence, complete, and integrate strategic acquisitions of businesses, divisions, and/or assets, the performance of the Company’s businesses, divisions, and/or assets, disruptions or uncertainty caused by an ability to retain or changes to the employees or management teams of the Company’s businesses, changes to the Company’s relationship and arrangements with Starboard Value LP, any inability of the Company’s operating businesses to execute on their business and, with respect to Benchmark, hedging strategy, risks related to price and other fluctuations in the oil and gas market, inflationary pressures, supply chain disruptions or labor shortages, non-performance by third parties of contractual or legal obligations, changes in the Company’s credit ratings or the credit ratings of the Company’s businesses, security threats, including cybersecurity threats and disruptions to the Company’s business and operations from breaches of information technology systems, or breaches of information technology systems, facilities and infrastructure of third parties with which the Company transacts business, oil or natural gas production becoming uneconomic, causing write downs or adversely affecting Benchmark’s ability to borrow, Benchmark’s ability to replace reserves and efficiently develop current reserves, risks, operational hazards, unforeseen interruptions and other difficulties involved in the production of oil and natural gas, the impact of any seismic events, environmental liability risk, regulatory changes related to the oil and gas industry, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, changes in safety, health, environmental, tax and other regulations, requirements or initiatives, hazards such as weather conditions, a health pandemic (similar to COVID-19), acts of war or terrorist acts and the government or military response thereto, general economic conditions, and the success of the Company’s investments. For further discussions of risks and uncertainties, you should refer to the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
Investor Contact:
Gagnier Communications
ir@acaciares.com

ACACIA RESEARCH CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$273,880	$340,091
Equity securities	23,135	63,068
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	26,909	80,555
Inventories	27,485	10,921
Prepaid expenses and other current assets	31,987	23,127
Total current assets	420,146	554,512

Property, plant and equipment, net	23,865	2,356
Oil and natural gas properties, net	191,680	25,117
Goodwill	29,339	8,990
Other intangible assets, net	55,429	33,556
Operating lease, right-of-use assets	9,287	1,872
Deferred income tax assets, net	20,233	2,915
Other non-current assets	6,415	4,227
Total assets	$756,394	$633,545

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,074	$3,261
Accrued expenses and other current liabilities	20,575	8,405
Accrued compensation	6,277	4,207
Current asset retirement obligation	1,546	—
Royalties and contingent legal fees payable	5,448	10,786
Deferred revenue	1,319	977
Total current liabilities	47,239	27,636

Asset retirement obligation	31,070	294
Long-term lease liabilities	6,778	1,736
Deferred income tax liabilities, net	2,609	—
Revolving credit facility	66,500	10,525
Term loan	47,488	—
Other long-term liabilities	2,091	3,745
Total liabilities	203,775	43,936

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 96,048,999 and 99,895,473 shares issued and outstanding as of December 31, 2024 and 2023, respectively	96	100
Treasury stock, at cost, 20,542,064 and 16,183,703 shares as of December 31, 2024 and 2023, respectively	(118,542)	(98,258)
Accumulated other comprehensive income	(1,180)	—
Additional paid-in capital	910,237	906,153
Accumulated deficit	(275,786)	(239,729)
Total Acacia Research Corporation stockholders' equity	514,825	568,266

Noncontrolling interests	37,794	21,343

Total stockholders' equity	552,619	589,609

Total liabilities and stockholders' equity	$756,394	$633,545

ACACIA RESEARCH CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023

Revenues:
Intellectual property operations	$83	$82,826	$19,525	$89,156
Industrial operations	8,238	8,637	30,421	35,098
Energy operations	17,340	848	49,183	848
Manufacturing operations	23,183	—	23,183	—
Total revenues	48,844	92,311	122,312	125,102

Costs and expenses:
Cost of revenues - intellectual property operations	6,078	18,946	24,551	34,164
Cost of revenues - industrial operations	4,063	4,479	14,912	18,009
Cost of production - energy operations	13,209	656	36,291	656
Cost of revenues - manufacturing operations	16,904	—	16,904	—
Sales and marketing expenses - industrial and manufacturing operations	2,884	1,523	7,217	6,908
General and administrative expenses	21,515	10,765	55,363	44,429
Total costs and expenses	64,653	36,369	155,238	104,166
Operating (loss) income	(15,809)	55,942	(32,926)	20,936

Other (expense) income:
Equity securities investments:
Change in fair value of equity securities	4,107	12,640	(31,412)	31,423
Gain (loss) on sale of equity securities	—	(1,570)	28,861	(10,930)
Earnings on equity investment in joint venture	—	792	—	4,167
Net realized and unrealized (loss) gain	4,107	11,862	(2,551)	24,660
Non-recurring legacy legal expense	—	—	(14,857)	—
Change in fair value of the Series B warrants and embedded derivatives	—	—	—	8,241
Gain on derivatives - energy operations	(3,530)	1,177	2,016	1,177
(Loss) gain on foreign currency exchange	(298)	28	(370)	53
Interest expense	(2,354)	(133)	(6,439)	(2,063)
Interest income and other, net	3,085	4,479	16,980	14,422
Total other (expense) income	1,010	17,413	(5,221)	46,490

(Loss) income before income taxes	(14,799)	73,355	(38,147)	67,426

Income tax benefit	776	2,145	3,449	1,504

Net (loss) income including noncontrolling interests in subsidiaries	(14,023)	75,500	(34,698)	68,930

Net loss (income) attributable to noncontrolling interests in subsidiaries	594	(744)	(1,359)	(1,870)

Net (loss) income attributable to Acacia Research Corporation	$(13,429)	$74,756	$(36,057)	$67,060

(Loss) income per share:
Net (loss) income attributable to common stockholders - Basic	$(13,429)	$74,611	$(36,057)	$55,140
Weighted average number of shares outstanding - Basic	97,190,102	99,697,447	99,213,835	75,296,025
Basic net (loss) income per common share	$(0.14)	$0.75	$(0.36)	$0.73
Net (loss) income attributable to common stockholders - Diluted	$(13,429)	$74,611	$(36,057)	$53,208
Weighted average number of shares outstanding - Diluted	97,190,102	99,932,858	99,213,835	92,411,818
Diluted net (loss) income per common share	$(0.14)	$0.75	$(0.36)	$0.58

Other comprehensive (loss) income:
Foreign currency translation	$(1,180)	$—	$(1,180)	$—
Total other comprehensive loss, net	(1,180)	—	(1,180)	—
Total comprehensive (loss) income	(15,203)	75,500	(35,878)	68,930
Comprehensive loss (income) attributable to noncontrolling interests	594	(744)	(1,359)	(1,870)
Comprehensive (loss) income attributable to Acacia Research Corporation	(14,609)	74,756	(37,237)	67,060

ACACIA RESEARCH CORPORATION - SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURE

This earnings release includes Adjusted EBITDA on a consolidated basis and for each of the Company’s segments. Total Company Adjusted EBITDA, Operated Segment Adjusted EBITDA and Adjusted EBITDA for each of the Company’s segments are supplemental non-GAAP financial measures used by management and external users of the Company’s consolidated financial statements. This earnings release also includes the Company’s Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS), which are non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States. A non-GAAP financial measure is a numerical measure of historical or future performance, financial position or cash flow that includes or excludes amounts that are excluded or included, respectively, in the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Total Company Adjusted EBITDA is defined as net income / (loss) before net income / (loss) attributable to noncontrolling interests, income tax (benefit) / expense, interest expense, interest income and other, net, loss / (gain) on foreign currency exchange, net realized and unrealized (gain) / loss on derivatives, net realized and unrealized loss / (gain) on investments, non-recurring legacy legal expenses, depreciation, depletion and amortization, stock-based compensation, realized hedge gain / (loss), transaction-related costs, and costs related to the legacy items. Operated Segment Adjusted EBITDA is the aggregate of Energy Operations Adjusted EBITDA, Manufacturing Operations Adjusted EBITDA, Industrial Operations Adjusted EBITDA, and Intellectual Property Operations Adjusted EBITDA. See below for the definition of each of those measures. The Company is providing Total Company Adjusted EBITDA and Operated Segment Adjusted EBITDA, non-GAAP financial measures, because management believes these metrics provide investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance. These measures are not intended to replace the presentation of financial results in accordance with GAAP and may be different from or otherwise inconsistent with similar non-GAAP financial measures used by other companies. The presentation of these non-GAAP financial measures supplements other metrics the Company uses to internally evaluate its subsidiary businesses and facilitate the comparison of past and present operating performance. These measures should not be considered in isolation or as a substitute for measures calculated and presented in accordance with GAAP.
Energy Operations
Energy Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Energy Operations before depreciation, depletion and amortization expense and transaction-related costs, and including realized hedge gain / (loss). The Company is providing its Energy Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Industrial Operations
Industrial Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Industrial Operations before amortization of acquired intangibles and depreciation and amortization expense. The Company is providing its Industrial Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Intellectual Property Operations
Intellectual Property Operations Adjusted EBITDA is defined as operating income / (loss) for Acacia’s Intellectual Property Operations before patent amortization, depreciation and amortization expense and stock-based compensation. The Company is providing Intellectual Property Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.

Manufacturing Operations
Manufacturing Operations Adjusted EBITDA is defined as operating income / loss for Acacia’s Manufacturing Operations before amortization of acquired intangibles, depreciation and amortization expense, and transaction-related costs. The Company is providing its Manufacturing Operations Adjusted EBITDA, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
Parent Costs
Parent Costs are defined as operating income / (loss) attributable to Parent before depreciation and amortization expense, stock-based compensation, transaction-related costs, and costs related to certain legacy matters attributable to the Parent organization. The Company is providing Parent Costs, a non-GAAP financial measure, because it believes it gives investors a clear picture of normalized Parent-level expenses.

Adjusted Net Income (Loss)
Adjusted Net Income (Loss) is defined as Acacia’s GAAP Net Income (Loss) excluding costs related to certain legacy matters, stock-based compensation, transaction-related costs, amortization of acquired intangibles, any unrealized (gain) / loss on securities, any unrealized (gain) / loss on hedges, any (gain) / loss on non-cash derivatives, and any (gain) / loss on non-cash derivatives. The Company is providing Adjusted Net Income (Loss), a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.

Adjusted Diluted Earnings Per Share (EPS)
Adjusted Diluted EPS is defined as Adjusted Net Income (Loss) divided by the Company’s weighted average diluted share count as of the relative period end date. The Company is providing its Adjusted Diluted EPS, a non-GAAP financial measure, because the metric provides investors with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of core operating performance.
The following tables reconcile Operating (Loss) Income, the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the Company’s operating segments and for Parent Costs for the three months ended March 31, June 30, September 30, December 31, 2024, and the year ended December 31, 2024.

	Three Months Ended March 31, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$156	$1,212	$3,282	$(6,737)	$(2,087)
Depreciation, Depletion & Amortization	422	685	3,435	26	4,568
Stock-Based Compensation	—	—	443	415	858
Realized Hedge Gain	800	—	—	—	800
Transaction-Related Costs	—	—	—	—	—
Legacy Matter Costs	—	—	—	2,193	2,193
Adjusted EBITDA	$1,378	$1,897	$7,160	$(4,103)	$6,332
Parent Interest Income				$5,079

	Three Months Ended June 30, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$3,249	$(234)	$(2,253)	$(5,520)	$(4,758)
Depreciation, Depletion & Amortization	3,455	683	3,241	26	7,405
Stock-Based Compensation	—	—	321	570	891
Realized Hedge Gain	113	—	—	—	113
Transaction-Related Costs	222	—	—	—	222
Legacy Matter Costs	—	—	—	216	216
Adjusted EBITDA	$7,039	$449	$1,309	$(4,708)	$4,089
Parent Interest Income				$5,028

	Three Months Ended September 30, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$3,064	$(101)	$(7,138)	$(6,097)	$(10,272)
Depreciation, Depletion & Amortization	4,343	680	4,714	25	9,762
Stock-Based Compensation	—	—	285	496	781
Realized Hedge Gain	715	—	—	—	715
Transaction-Related Costs	320	—	—	—	320
Legacy Matter Costs	—	—	—	368	368
Adjusted EBITDA	$8,442	$579	$(2,139)	$(5,208)	$1,674
Parent Interest Income				$4,570

	Three Months Ended December 31, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$2,996	$927	$(24)	$(7,743)	$(11,965)	$(15,809)
Depreciation, Depletion & Amortization	4,375	677	2,061	4,713	12	11,838
Stock-Based Compensation	—	—	—	281	1,984	2,265
Realized Hedge Gain	998	—	—	—	—	998
Transaction-Related Costs	11	—	359	—	5,142	5,512
Legacy Matter Costs	—	—	—	—	53	53
Adjusted EBITDA	$8,380	$1,604	$2,396	$(2,749)	$(4,774)	$4,857
Parent Interest Income					$2,793

	Years Ended December 31, 2024
Adjusted EBITDA	Energy Operations	Industrial Operations	Manufacturing Operations	Intellectual Property Operations	Parent Costs	Consolidated Total
	(In thousands)
	(Unaudited)
GAAP Operating (Loss) Income	$9,465	$1,804	$(24)	$(13,852)	$(30,319)	$(32,926)
Depreciation, Depletion & Amortization	12,595	2,725	2,061	16,104	89	33,574
Stock-Based Compensation	—	—	—	1,329	3,465	4,794
Realized Hedge Gain	2,626	—	—	—	—	2,626
Transaction-Related Costs	553	—	359	—	5,142	6,054
Legacy Matter Costs	—	—	—	—	2,830	2,830
Adjusted EBITDA	$25,239	$4,529	$2,396	$3,581	$(18,793)	$16,952
Parent Interest Income					$17,470